As filed with the Securities and Exchange Commission on March 30, 2000
                                                Registration No. 333-



                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           the Securities Act of 1933

                                Loews Corporation
              (Exact Name of Registrant as Specified in its Charter)

          Delaware                                              13-2646102
(State or Other Jurisdiction                                 (I.R.S. Employer
 of Incorporation or Organization)                         Identification No.)

        667 Madison Avenue
        New York, New York                                      10021-8087
(Address of Principal Executive Offices)                        (Zip Code)

                      Loews Corporation 2000 Stock Option Plan
                             (Full Title of the Plan)

                                   Barry Hirsch
               Senior Vice President, Secretary and General Counsel
                                 Loews Corporation
                                667 Madison Avenue
                           New York, New York  10021-8087
                      (Name and Address of Agent for Service)

                                 (212) 521-2000
            (Telephone Number, Including Area Code, of Agent for Service)
                               -----------------

                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                           Proposed         Proposed
                                           Maximum          Maximum
Title of Securities to be    Amount to be  Offering Price   Aggregate          Amount of
Registered                   Registered    Per Share**      Offering Price**   Registration Fee
------------------------------------------------------------------------------------------------

Common Stock, par
 value $1.00 per share ....   1,000,000      $47.50          $47,500,000         $12,540
------------------------------------------------------------------------------------------------

 * Pursuant to Rule 416, this registration statement shall cover any additional securities to be offered or issued resulting from stock splits, stock dividends or any similar such transaction.
** Pursuant to Rule 457(h)(1), computed on the basis of the average of the high and low prices per share of the Common Stock on March 27, 2000.

                                     1

                                 PART II

                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

  The following documents, which have heretofore been filed by Loews Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 1-6541, are incorporated by reference herein and shall be deemed to be a part hereof:

  (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

  (b) The Company's Current Report on Form 8-K dated March 8, 2000; and

  (c) The Company's Current Report on Form 8-K dated March 17, 2000.

  All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

  Under the Company's Restated Certificate of Incorporation, the Company is authorized to issue up to 400,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"). On March 27, 2000, there were outstanding 99,053,900 shares of Common Stock.

  The following description is a summary of certain provisions of the Common Stock and does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Company's By-Laws and Restated Certificate of Incorporation.

  GENERAL

  Each holder of Common Stock is entitled to one vote for each share held on all matters by the stockholders of the Company, including the election of directors. The Common Stock does not have cumulative voting rights. The election of members of the Board of Directors is decided by the holders of plurality of the shares entitled to vote in person or by proxy at a meeting for the election of directors.

  In the event of any liquidation, dissolution or winding up of the Company, after the payment or provisions for payment of the debts and other liabilities of the Company and the preferential amounts to which holders of the Company's preferred stock are entitled (if any shares of preferred stock are then outstanding), the holders of Common Stock are entitled to share equally in the remaining assets of the Company.

  The outstanding shares of Common Stock are, and any shares of Common Stock offered hereby upon issuance and payment therefore will be, fully paid and non-assessable. The Common Stock has no preemptive or conversion rights and there are no redemption or sinking fund provisions applicable thereto.

  The Common Stock is listed on the New York Stock Exchange (symbol "LTR").

DIVIDENDS

  Holders of Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available therefor subject to the rights of the holders of any outstanding shares of preferred stock. The holders of Common Stock share

                                     2

equally, share for share, in such dividends. The Company has paid quarterly cash dividends on its Common Stock each year since 1967. Regular dividends of $.25 per share of Common Stock outstanding have been paid in each calendar quarter since the fourth quarter of 1995. There can be no assurance that the Company will continue to pay quarterly dividends or that, if paid, the amount of any dividend payments will not decrease.

  TRANSFER AGENT

  The transfer agent and registrar for the Common Stock is ChaseMellon Shareholder Services, LLC, 450 West 33rd Street, New York, New York 10001.

Item 5. Interests of Named Experts and Counsel.

  Barry Hirsch, Senior Vice President, Secretary and General Counsel of the Company, holds options to purchase shares of Common Stock pursuant to the Loews Corporation 2000 Stock Option Plan. Mr. Hirsch has provided the opinion attached hereto as exhibit 5.1 regarding the legality of the securities being registered pursuant to this registration statement.

Item 6. Indemnification of Directors and Officers.

  Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

  Article 8, Section 8.1 of the Company's By-Laws provides as follows: "The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or an officer of the Corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the Delaware General Corporation Law, and any other applicable law, as from time to time in effect. Such right of indemnification shall not be deemed exclusive of any other rights to which such director or officers may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 8.1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Article 8 and the relevant provisions, of the Delaware General Corporation Law and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore, or thereafter brought or threatened based in whole or in part upon any such state of facts."

  The Company maintains directors and officers liability insurance for the benefit of its directors and certain of its officers.

  See also the undertakings set out in response to Item 9 herein.

Item 7. Exemption from Registration Claimed.

  Not applicable.

Item 8. Exhibits.

  See Index to Exhibits which is incorporated herein by reference.

Item 9. Undertakings.

  The undersigned registrant hereby undertakes:

  1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                                     3

 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

  2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                     4

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on March 30, 2000.


                                             LOEWS CORPORATION



                                             By:      /s/ Barry Hirsch
                                                ------------------------------
                                                 Barry Hirsch
                                                 Senior Vice President,
                                                 Secretary and General Counsel

  Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on March 30, 2000.

                                                          Title
                                                          -----



/s/ James S. Tisch
-------------------------                        President, Chief Executive
James S. Tisch                                   Officer, Office of the
                                                 President and Director



/s/ Peter W. Keegan
-------------------------                        Senior Vice President and
Peter W. Keegan                                  Chief Financial Officer
                                                 (Principal Financial and
                                                 Accounting Officer)



/s/ Laurence A. Tisch
-------------------------                        Co-Chairman of the Board and
Laurence A. Tisch                                Director




/s/ Preston R. Tisch
-------------------------                        Co-Chairman of the Board and
Preston R. Tisch                                 Director



/s/ Andrew H. Tisch
-------------------------                        Chairman of the Executive
Andrew H. Tisch                                  Committee, Office of the
                                                 President and Director




-------------------------                        Office of the
Jonathan M. Tisch                                President and Director




/s/ Charles B. Benenson
-------------------------                        Director
Charles B. Benenson




/s/ John Brademas
-------------------------                        Director
John Brademas


                                     5


-------------------------                        Director
Dennis H. Chookaszian




-------------------------                        Director
Paul J. Fribourg




-----------------------                          Director
Bernard Myerson



/s/ Edward J. Noha
-----------------------                          Director
Edward J. Noha




-----------------------                          Director
Gloria R. Scott




-----------------------                          Director
Fred Wilpon

                                     6

                                EXHIBIT INDEX


Exhibit
Number                      Description of Exhibit
--------                    ----------------------

 4.1       Loews Corporation 2000 Stock Option Plan(1) ...........

 5.1       Opinion of Barry Hirsch, Esq. .........................

23.1       Consent of Barry Hirsch, Esq. (included in Exhibit 5.1)

23.2       Consent of Deloitte & Touche LLP ......................

  (1) Incorporated by reference to Exhibit A to the Company's Proxy Statement on Schedule 14A filed with the Commission on March 29, 2000.



                                                                   EXHIBIT 5.1

                              LOEWS CORPORATION
                             667 Madison Avenue
                        New York, New York  10021-8087



                                                                March 30, 2000

Loews Corporation
667 Madison Avenue
New York, New York  10021-8087

Ladies and Gentlemen:

  I am providing this opinion as General Counsel of Loews Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, of 1,000,000 shares of its Common Stock, $1.00 par value (the "Shares"), to be offered pursuant to the Loews Corporation 2000 Stock Option Plan (the "Plan"). In connection therewith, I have examined or am otherwise familiar with the Company's Certificate of Incorporation, the Company's By-Laws, the Plan, the Company's Registration Statement on Form S-8 (the "Registration Statement") relating to the Shares, relevant resolutions of the Board of Directors of the Company, and such other documents and instruments as I have deemed necessary for the purposes of this opinion. I hold options to purchase Shares under the Plan.

  Based upon the foregoing, I am of the opinion that the Shares are duly authorized for issuance and when issued in accordance with the provisions of the Plan will be legally issued, fully paid and non-assessable shares of the Company.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                    Very truly yours,



                                    /s/ Barry Hirsch
                                    Barry Hirsch, Esq.
                                    Senior Vice President,
                                    Secretary and General Counsel



                                                                  EXHIBIT 23.2

                       INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of Loews Corporation, on Form S-8 of our report dated February 24, 2000, appearing in the Annual Report on Form 10-K of Loews Corporation for the year ended December 31, 1999.



Deloitte & Touche LLP
New York, New York
March 30, 2000